Exhibit 23



                 CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the James River Corporation of Virginia StockPlus Investment Plan, of: (i) our reports dated January 25, 1994, on our audits of the consolidated financial statements and financial statement schedules of James River Corporation of Virginia and Subsidiaries ("James River") as of December 26, 1993 and December 27, 1992, and for each of the three fiscal years in the period ended December 26, 1993, which reports are included therein or incorporated by reference in James River's Annual Report on Form 10-K for the fiscal year ended December 26, 1993; (ii) our report dated June 20, 1994, on our audits of the financial statements of the James River Corporation of Virginia Stock Purchase Plan as of December 31, 1993 and 1992, and for the year ended December 31, 1993, which report is included in the related Annual Report on Form 11-K; and (iii) our report dated June 20, 1994, on our audits of the financial statements of the James River II Salaried Employees Retirement Savings Plan as of December 31, 1993 and 1992, and for the year ended December 31, 1993, which report is included in the related Annual Report on Form 11-K.



                                   COOPERS & LYBRAND



Richmond, Virginia
July 8, 1994